SECRETARY OF STATE

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CENTAUR TECHNOLOGIES, INC. did on August 10, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on August 11, 1998.


                                                                 /s/ Dean Heller

                                                              Secretary of State


                                                         By  /s/ Denise A. Bates

                                                             Certification Clerk
[SEAL]

                           Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                STATE OF NEVADA



1. NAME OF CORPORATION: Centaur Technologies, Inc.
                        --------------------------

2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)
     Name of Resident Agent:  National Resident Agents, Inc. of Nevada
                              ----------------------------------------
     Street Address:  400 West King Street        Carson City    NV   89703
                      -----------------------------------------------------
                      Street No.   Street Name    City           State  ZIP

     Mailing Address (if different):

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value 100,000,000 Par value: $.00001
                                    -----------             -------
    Number of shares without par value:
                                        -----------

4.  GOVERNING BOARD: shall be styled as (check one):  X  Directors     Trustees
                                                     ---           ----
    The FIRST BOARD OF DIRECTORS shall consist of three members and the names
                                                  -----
    and addresses are as follows:

    Herdev S. Rayat           214-1628 West 1st Avenue  Vancouver BC  V6J 1G1
    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

    Herdev S. Rayat           214-1628 West 1st Avenue  Vancouver BC  V6J 1G1
    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

    Wes Jansen                214-1628 West 1st Avenue  Vancouver BC  V6J 1G1
    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

    Wes Kroeker               214-1628 West 1st Avenue  Vancouver BC  V6J 1G1
    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

    ---------------           -----------------------------------------------
    Name                      Address                   City/State/Zip

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO --- ---

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED 1
                               ---

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

Corporate Creations International Inc.        Subscribed and sworn to before me
--------------------------------------        this 10th day of August 1998
Name (print)                                       ----        ------   --

941 Fourth Street #200 Miami Beach FL 33139
-------------------------------------------
Address

/s/ Greg K. Kuroda                            /s/
--------------------------------------        ------------------------------
CORPORATE CREATIONS INTERNATIONAL INC.        Notary Public
                                              [SEAL]

9.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

National Registered Agents, Inc. of Nevada
------------------------------------------ hereby accepts appointment as
Resident Agent for the above named corporation.

/s/                                           Date:  8/10/98
------------------------------------------           -------
NATIONAL REGISTERED AGENTS, INC. OF NEVADA

                           ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                STATE OF NEVADA

                                STATE OF NEVADA
                               Secretary of State

                                 Attachment #1

3.  SHARES:  Continued

     In addition, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.